EXHIBIT 21.1

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                                                                         DATE OF
SUBSIDIARIES                                                             INCORPORATION     JURISDICTION
------------                                                             -------------     ------------
AmeriPath Florida, Inc. f/k/a/ D & P Pathology, Inc.                     2/13/96           Florida
 d/b/a American Laboratory Associates
       Derrick and Associates Pathology
       D&P Pathology
       Florida Pathology Associates
       Gulf Coast Pathology Associates
       Volusia Pathology Group
       Seidenstein, Levine and Associates
       Center for Advanced Diagnostics
       Indian River Pathology
       Medical Support Services
       South Florida Pathology

AmeriPath Alabama, Inc. f/k/a SkinPath, P.C.                             1/5/95            Alabama
 d/b/a SkinPath

AmeriPath Kentucky, Inc. f/k/a Technical Pathology Services, Inc.        2/02/88           Kentucky
 d/b/a Pathology Associates

AmeriPath Ohio, Inc.                                                     10/1/96           Delaware

AmeriPath Cincinnati, Inc. f/k/a/ David R. Barron, M.D., Inc.*           1/1/68            Ohio
 d/b/a Richfield Laboratory of Dermatopathology

AmeriPath Cleveland, Inc. f/k/a Beno Michel, M.D., Inc.*                 4/15/76           Ohio
 d/b/a Cutaneous Pathology & Immunofluorescence Laboratory
       CPI Lab
       CPI

AmeriPath Texas, Inc. f/k/a Freeman-Cockerell Laboratories, Inc.         3/2/94            Texas
 d/b/a Cockerell and Associates Dermatopathology Laboratories
       Severance & Associates

AmeriPath Mississippi, Inc. f/k/a Sturgis, Henderson & Proctor           12/30/70          Mississippi
 Pathology Laboratory, P.A.
 d/b/a Sturgis, Henderson & Proctor Pathology Laboratory

AmeriPath Indiana, Inc. f/k/a Colab, Inc.                                11/28/94          Indiana

AmeriPath 5.01(a) Corporation**                                          2/7/97            Texas
 d/b/a Cockerell and Associates Dermatopathology Laboratories

DFW 5.01(a) Corporation**                                                7/21/97           Texas
 d/b/a AmeriPath  - Dallas
       Arlington-Mansfield Pathology Associates
       Dallas Pathology Associates
       Plano Pathology Associates
       Unipath

AmeriPath Indianapolis, LLC*                                             8/26/97           Indiana

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
 d/b/a Colab, Inc.

Shoals Pathology Associates, Inc.                                        1/2/76            Alabama

Pasadena Pathology Edward K. Miller, M.D., Inc.                          12/17/84          Florida

R.M.C. Pathology Associates, Inc.                                        12/31/82          Missouri

AmeriPath New York, Inc.                                                 3/9/98            Delaware
 d/b/a East End Laboratories
       Ackerman Academy of Dermatopathology

AmeriPath North Carolina, Inc. f/k/a H. Michael Jones M.D., P.A.         6/1/80            North Carolina

AmeriPath Consulting Pathology Services, P.A.***                         8/1/98            North Carolina
 d/b/a H. Michael Jones

AmeriPath P.C.C., Inc. f/k/a Pathology Consultants of Cleveland          8/6/84            Ohio
  d/b/a Pathology Consultants of Cleveland

AmeriPath Youngstown, Inc. f/k/a Consultant Pathology Associates         8/1/96            Ohio
 d/b/a Consultant Pathology Associates

AmeriPath Youngstown Labs, Inc. f/k/a Mahoning Medical Laboratories      3/28/94           Ohio
 d/b/a Mahoning Medical Laboratories

AmeriPath Pennsylvania, Inc.                                             5/22/92           Pennsylvania
 d/b/a The Dermatopathology Laboratory
       TDL

AmeriPath Pittsburgh, P.C. *** f/k/a Dermatopathology Laboratory         12/1/97           Pennsylvania
 d/b/a The Dermatopathology Laboratory
       TDL

AmeriPath San Antonio 5.01(a) Corporation**                              7/8/98            Texas
 d/b/a Severance & Associates

AmeriPath Lubbock 5.01(a) Corporation**                                  6/9/98            Texas

Pathology Affiliated Services, Inc.                                      12/31/97          Texas

AmeriPath Wisconsin, Inc. f/k/a Consultants Physicians                   1/1/68            Wisconsin
 in Pathology, S.C.
 d/b/a Consultants Physicians in Pathology, S.C.

South Florida Pathology Associates, Inc.                                 3/9/83            Florida

Hialeah Pathology Associates, Inc.                                       1/3/80            Florida

Ocmulgee Medical Pathology Association, Inc.                             7/30/76           Georgia

AmeriPath Michigan, Inc. f/k/a JJ Humes, MD & Associates, PC             1/2/69            Michigan

JJ Humes, MD and Associates/AmeriPath, PC ***                            12/6/99           Michigan

AmeriPath Philadelphia, Inc. f/k/a Consulting Pathologists, PA           2/28/77           New Jersey

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
Consulting Pathologists of Pennsylvania, PC ***                          7/19/99           Pennsylvania

AmeriPath PAT, Inc. f/k/a Pathology Associates of Texas, PA              12/2/71           Texas

Plaza Pathology, Inc.                                                    8/14/96           Texas

AmeriPath Milwaukee, SC *** f/k/a Associated Laboratory Physician        12/30/92          Wisconsin
 Services, SC

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*   The record holder is a trust of which AmeriPath, Inc. is the grantor and the sole beneficiary.
**  Non-Profit Corporation of which AmeriPath, Inc. is the sole member.
*** These entities are controlled through a nominee stock agreement.

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